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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2005

ACUSPHERE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50405 (Commission File Number)	04-3208947 (IRS Employer Identification No.)
500 Arsenal Street Watertown, Massachusetts 02472 (Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On February 24, 2005, in connection with the consummation of the sale of 900,000 shares of its 6.5% Convertible Exchangeable Preferred Stock, $0.01 par value per share (the "preferred stock"), Acusphere entered into an Indenture for Acusphere's 6.5% Convertible Subordinated Debentures (the "debentures"). A copy of the Indenture is attached hereto as Exhibit 4.2, and is incorporated herein by reference. On or after March 1, 2006, Acusphere may elect, at its sole option, to exchange all outstanding shares of its preferred stock for the debentures.

        A summary of the terms of the debentures is provided in Acusphere's Registration Statement on Form S-3 (File No. 333-121618) and its Final Prospectus dated February 18, 2005 filed with the U.S. Securities and Exchange Commission on February 18, 2005, which summary is incorporated herein by reference.

Item 3.03 Material Modification of Rights to Security Holders

        On February 23, 2005, Acusphere filed with the Secretary of State of the State of Delaware a Certificate of the Powers, Designations, Preferences and Rights of the Company's 6.5% Convertible Exchangeable Preferred Stock (the "Certificate of Designations"), effective as of such filing. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1, and is incorporated herein by reference. The Certificate of Designations defines the rights, privileges, preferences, limitations and other terms of the Company's 6.5% Convertible Exchangeable Preferred Stock, $0.01 par value per share (the "preferred stock"). The terms of the preferred stock restrict the payment of cash dividends on Acusphere's common stock unless Acusphere has paid or set aside the cumulative dividends then owed on the preferred stock. In addition, each share of preferred stock is entitled to a liquidation preference equal to the initial $50 purchase price per share.

        A summary of the terms of the preferred stock is provided in Acusphere's Registration Statement on Form S-3 (File No. 333-121618) and its Final Prospectus dated February 18, 2005 filed with the U.S. Securities and Exchange Commission on February 18, 2005, which summary is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

        On February 23, 2005, Acusphere filed with the Secretary of State of the State of Delaware a Certificate of the Powers, Designations, Preferences and Rights of the Company's 6.5% Convertible Exchangeable Preferred Stock (the "Certificate of Designations"), effective as of such filing. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1, and is incorporated herein by reference. The Certificate of Designations defines the rights, privileges, preferences, limitations and other terms of Acusphere's 6.5% Convertible Exchangeable Preferred Stock, $0.01 par value per share (the "preferred stock").

        A summary of the terms of the preferred stock is provided in Acusphere's Registration Statement on Form S-3 (File No. 333-121618) and its Final Prospectus dated February 18, 2005 filed with the U.S. Securities and Exchange Commission on February 18, 2005, which summary is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

        On February 24, 2005, Acusphere issued a press release announcing the consummation of its public offering of its 6.5% convertible exchangeable preferred stock. A copy of this press release is attached hereto as Exhibit 99.1

Item 8.01 Other Events

        On February 24, 2005, Acusphere consummated the sale of 900,000 shares of its 6.5% Convertible Exchangeable Preferred Stock, $0.01 par value per share, resulting in estimated net proceeds of approximately $41.5 million, after deducting underwriting discounts and commissions and estimated offering expenses

Item 9.01 Financial Statements and Exhibits.

        The following exhibits are furnished as part of this report, where indicated:

  (c)
  Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock
4.1	Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock (filed as Exhibit 3.1)
4.2	Indenture of 6.5% Convertible Subordinated Debentures
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release dated February 24, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.
Dated: February 25, 2005	By:	/s/ JOHN F. THERO Name: John F. Thero Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock
4.1	Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock (filed as Exhibit 3.1)
4.2	Indenture of 6.5% Convertible Subordinated Debentures
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release dated February 24, 2005

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  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 3.03 Material Modification of Rights to Security Holders
  Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
  Item 7.01 Regulation FD Disclosure
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX